Rent-A-Center: Fourth Quarter 2021 Earnings Review

Important Notices 2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in l ight of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not l imited to, (1) the impact on our business of the COVID-19 pandemic and related federal, state, and local government restrictions, including adverse changes in such restrictions or the potential re-imposition of such restrictions limiting our ability to operate or that of our retail partners or franchisees, and the continuing economic uncertainty and volatility that has resulted from such matters, and (2) the other risks detailed from time to time in the reports fi led by us with the SEC, including our most recently fi led Annual Report on Form 10-K, as may be updated by reports on Form 10-Q or Form 8-K fi led thereafter. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis and (3) Free Cash Flow (net cash provided by operating activities less capital expenditures). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature and which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this communication. Because of the inherent uncertainty related to the special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconcil iation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent l imitations and are not substitutes for or superior to, and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted.

3 2021 Full Year Highlights 1 Non-GAAP f inancial measure. Refer to explanations and reconciliations elsewhere in this presentation. Note: Pro forma results and metrics represent estimated financial results and metrics as if the acquisition of Acima had been completed on January 1, 2020. The pro f orma results and metrics may not necessarily ref lect the actual results of operations or metrics that would have beenachieved had the acquisition been completed on January 1, 2020, nor are they necessarily indicative of future results of operations or metrics. $2,814 $4,583 $0 $1,000 $2,000 $3,000 $4,000 $5,000 FY'20 FY'21 Revenue ($M) $331 $611 $0 $100 $200 $300 $400 $500 $600 $700 FY'20 FY'21 Adj. EBITDA1 ($M) $3.53 $5.57 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 FY'20 FY'21 Non-GAAP Diluted EPS1  Completed the largest acquisition in the Company’s history, expanding strategic position and growth opportunities  2021 Consolidated Revenues of $4.6 billion, +62.9% vs. last year; +17.3% on a pro forma basis  2021 Adjusted EBITDA1 of $611 million, +84.9% vs. last year, +14.9% on a pro forma basis  Non-GAAP Diluted EPS1 of $5.57, compared to $3.53 in 2020  Returned $462 million to shareholders through dividends and share repurchases FY’21 Highlights $202 $330 $0 $50 $100 $150 $200 $250 $300 $350 FY'20 FY'21 Free Cash Flow ($M)

4 Business Highlights Rent-A-Center Segment Highlights Acima Segment Highlights  Strong merchant network growth, including notable additions like PC Richard & Son and Whirlpool  Integration progress: achieved targeted synergies of at least $25 million, consolidated collection operations and converted most Preferred Lease locations  Launched a proprietary direct-to-consumer digital ecosystem with potential for significant TAM expansion  Advanced initiatives to improve the customer experience and lower delinquency and loss rates: centralized decisioning, increased autopay penetration, expanded digital payment capabilities and enhanced e-commerce functionality  Added new products and sourcing capabilities to drive incremental transaction growth 13% 19% 22% 0% 5% 10% 15% 20% 25% FY'19 FY'20 FY'21 E-Commerce Revenue Mix %

5 Macro Headwinds Impacting Our Core Consumers 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% % C ha ng e Y /Y CPI Urban Consumers: All Items Less Food & Energy 2019 2020 2021  Government pandemic relief programs in 2020 & 2021, such as stimulus payments and extended unemployment benefits, provided a significant boost to consumer incomes. When those programs ended in late 2021 many of our customers’ income was negatively impacted  Inflation rates are running at the highest levels in decades, which reduces discretionary spending for many consumers, especially consumers with below avg. income 0 100 200 300 400 500 600 700 800 900 1,000 1,100 1,200 1,300 1,400 Jan. Feb. Mar. Apr. May Jun. Jul. Aug. Sep. Oct. Nov. Dec. Jan. Feb. Mar. Apr. May Jun. Jul. Aug. Sep. Oct. Nov. Dec. 2020 2021 P ay m en ts ($ B) Government Unemployment Insurance Benefit Payments to Persons 1.0% 2.0% 3.0% 4.0% 5.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2020 2021 R A C L os s R at es A ci m a Lo ss R at e Business Segment Loss Rates Acima Rent-A-Center

6 Executing Our Long-Term Strategy  Returned the legacy LTO business to a profitable model that generates significant cash flow  Accelerated the development of our digital growth engine by acquiring and integrating Acima, and then launching a proprietary digital Ecosystem with a direct-to-consumer business model  Created a leading LTO solution with strong omni-channel capabilities further developing our compelling value creation proposition and significant long-term growth opportunities Become A Leading Leasing and Payment Solutions Platform for Underserved Consumers 2018 – 2021 Built a Foundation for the Future FY’22 Agenda  Macro headwinds expected to continue through at least 1H 2022, and guidance does not assume improvement in 2H 2022  Continue to adjust underwriting to optimize risk adjusted returns and to leverage existing assets effectively  Take a measured approach for investments in growth initiatives and focus on areas in our control – underwriting and cost management  Advance topline focused activities like product development, marketing, and business development, to ensure we are prepared to move quickly when the environment improves84% 16% FY'20 Consolidated Revenue Mix Brick & Mortar Digital 54% 46% FY'21 Consolidated Revenue Mix Pro forma Brick & Mortar Digital

7 Q4 2021 Acima Highlights  Pro forma GMV growth of +5.0% driven by an increase in merchant partners and lease applications  Q4 revenues of $612 million, +12.3% on a pro forma basis  Implemented underwriting and collections changes to mitigate increased delinquency and loss rates  Ecosystem test results were encouraging, justifying expanded testing  Skip / Stolen Losses: 11.8% of revenue, higher by 100 bps year over year on a pro forma basis  Adjusted EBITDA1: Adjusted EBITDA margin 9.6%, down 540 bps year over year on a pro forma basis Business Highlights 1 Non-GAAP f inancial measure. Refer to explanations and reconciliations elsewhere in this presentation. +5.0% 300 350 400 450 500 550 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4'21 D ol la rs ($ M ) Acima GMV Growth Pro Forma Note: Pro forma results and metrics represent estimated financial results and metrics as if the acquisition of Acima had been completed on January 1, 2020. The pro f orma results and metrics may not necessarily ref lect the actual results of operations or metrics that would have beenachieved had the acquisition been completed on January 1, 2020, nor are they necessarily indicative of future results of operations or metrics.

8 Acima Ecosystem Test Progression  Ecosystem mobile app on pace for approximately half a million downloads by the end of February and 1 million downloads in 2022  The primary objective during Q4 was optimizing product and better understanding risk and performance  The physical Lease Pay card was just piloted in December, with a larger test launch planned for the first half of 2022  Continue to develop relationships with new merchants due to the Marketplace volume growth Ecosystem Developments 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 # of D ow nl oa ds Cumulative Total App Downloads Ecosystem Statistics

# Q4 Rent-A-Center Business Highlights

## Q4 2021 Highlights

- Same Store Sales: +10.4% year over year (+24.1% on a 2-year basis); 16th consecutive quarter of positive growth
- Q4 Ending Lease Portfolio: +10.5% year over year
- Skip / Stolen Losses: 4.0% of revenue, higher by 140 bps year over year
- Adjusted EBITDA[1]: Adjusted EBITDA margin 19.3%, down 290 bps year over year
- E-Commerce Revenue: +17.9% year over year and accounted for 23% of revenue in Q4

## Rent-A-Center Business Same Store Sales



Rent-A-Center Business
2-Year Same Store Sales
30%
25%
20%
15%
10%
5%
0%
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Q1 '21
Q2 '21
Q3 '21
Q4'21
24.1%

Note: Same store sale methodology - Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. Due to the COVID-19 pandemic and related temporary store closures, all 32 stores in Puerto Rico were excluded starting in March 2020 and will remain excluded for 18 months.

[1] Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation.

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# Q4 2021 Financial Highlights

## Consolidated

- Revenue growth +63.5% vs. last year; pro forma basis +10.5%
- Adjusted EBITDA[1]: $124M, +28.2% year-over-year; -22.4% on a pro forma basis due to higher delinquencies, losses and labor
- Adjusted EBITDA margin: 10.6% vs. 15.1% in the prior year pro forma
- Non-GAAP Diluted EPS[1]: $1.08, +4.9% vs. prior year
- Free cash flow[1]: $50M
- $370 million of share repurchases during Q4 and cash dividend of $0.34 per share for Q1 of 2022

## Balance Sheet[2]

- Cash: Ended Q4 2021 with $108M cash balance
- Debt: Ended Q4 2021 with $1.6B
- Liquidity: Ended Q4 2021 with approximately $280M in available liquidity
- Leverage Ratio: Ended Q4 2021 at 2.3x

Note: Pro forma results and metrics represent estimated financial results and metrics as if the acquisition of Acima had been completed on January 1, 2020. The pro forma results and metrics may not necessarily reflect the actual results of operations or metrics that would have been achieved had the acquisition been completed on January 1, 2020, nor are they necessarily indicative of future results of operations or metrics.

[1] Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation

[2] In connection with the acquisition of Acima in February 2021, the Company refinanced its prior indebtedness and incurred substantial new indebtedness, as discussed in the Company's Current Report on Form 8-K filed with the SEC on February 17, 2021.

10

11 2022 Guidance Annual Guidance Q1 2022 Guidance Consolidated 1 Low High Low High Revenues ($bn) $4.450 $4.600 $1.125 $1.155 Adjusted EBITDA ($mm) 3 $515 $565 $85 $100 Diluted Non-GAAP EPS 3 $4.50 $5.00 $0.65 $0.80 Free Cash Flow ($mm) 2,3 $390 $440 1 Includes Rent-A-Center Business, Acima, Mexico, Franchise and Corporate segments 2 Free Cash Flow defined as net cash provided by operating activities less capital expenditures 3 Adjusted EBITDA, non-GAAP diluted earnings per share and free cash flow are non-GAAP measures. Because of the inherent uncertainty related to items excluded from these non-GAAP f inancial measures, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort Note: Adjusted EBTIDA guidance excludes stock-based compensation of approximately $25M for full year 2022, and approximately $5M for Q1 2022

12 Return capital to shareholders through a combination of dividends and share repurchases Funding current business and investing in organic growth opportunities I Opportunistic value enhancing M&AII III Capital Allocation Priorities Long-Term Capital Allocation Priorities2022 Capital Allocation Considerations  Quarterly dividend of $0.34 per quarter or $1.36 per year  Prioritize debt reduction towards target leverage ratio of 1.5x vs. current level of 2.3x  Evaluate share repurchases on an opportunistic basis with guidance from the board of directors  We will consider M&A opportunistically but remain focused on our continued integration of Acima

Question and Answer

Appendix

15 Q4 2021 Financial Highlights 1 Non-GAAP f inancial measure. Refer to explanations and reconciliations elsewhere in this presentation. Q4 2021 In millions, except percentages and EPS Actual % of Total Revenue Rent-A-Center Business $506 43.2% Acima $612 52.3% Franchising $38 3.2% Mexico $16 1.4% Total Revenue $1,171 100.0% % of Segment Revenue Rent-A-Center Business $98 19.4% Acima $59 9.6% Franchising $5 13.2% Mexico $1 6.3% Corporate ($38) (3.2%) Adjusted EBITDA1 $124 10.6% Non-GAAP Diluted EPS1 $1.08 Selected Metrics Q4 2021 Cash $108 Debt (excluding financing fees) $1,615 Pro forma Net Debt to Adjusted EBITDA 2.3x

# Reconciliation of Net Earnings Per Share to Non-GAAP Diluted Earnings Per Share

| (in thousands) | Three Months Ended December 31, 2021 | | | | | |
|---|---|---|---|---|---|---|
| | Gross Profit | Operating Profit | Earnings Before Income Taxes | Tax Expense | Net Earnings | Diluted Earnings per Share |
| **GAAP Results** | $ 568,258 | $ 36,829 | $ 18,194 | $ 8,382 | $ 9,812 | $0.15 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| Acima equity consideration vesting | — | 33,940 | 33,940 | — | 33,940 | 0.52 |
| Acima acquired assets depreciation and amortization (1) | (4,280) | 28,955 | 28,955 | 5,200 | 23,755 | 0.37 |
| Legal settlement reserves | — | 6,750 | 6,750 | 1,212 | 5,538 | 0.09 |
| Acima integration costs | — | 2,415 | 2,415 | 434 | 1,981 | 0.03 |
| Hurricane charges | — | 770 | 770 | 138 | 632 | 0.01 |
| Acima transaction costs | — | 344 | 344 | 62 | 282 | — |
| COVID-19 testing | — | 293 | 293 | 53 | 240 | — |
| Store closure costs | — | 71 | 71 | 12 | 59 | — |
| Discrete income tax items | — | — | — | 5,989 | (5,989) | (0.09) |
| **Non-GAAP Adjusted Results** | 563,978 | 110,367 | 91,732 | 21,482 | 70,250 | 1.08 |

| (in thousands) | Three Months Ended December 31, 2020 | | | | | |
|---|---|---|---|---|---|---|
| | Gross Profit | Operating Profit | Earnings Before Income Taxes | Tax Expense | Net Earnings | Diluted Earnings per Share |
| **GAAP Results** | $ 427,414 | $ 54,639 | $ 51,479 | $ (4,821) | $ 56,300 | $1.00 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| California refranchise store sale | — | 16,600 | 16,600 | 4,573 | 12,027 | 0.21 |
| Acima transaction Costs | — | 6,400 | 6,400 | 1,763 | 4,637 | 0.08 |
| Legal settlement reserves | — | 3,500 | 3,500 | 964 | 2,536 | 0.05 |
| Asset disposals | — | 1,279 | 1,279 | 352 | 927 | 0.02 |
| Store closure costs | — | 412 | 412 | 113 | 299 | 0.01 |
| State tax audit assessment reserves | — | 400 | 400 | 110 | 290 | 0.01 |
| COVID-19 impacts | — | 334 | 334 | 92 | 242 | — |
| Cost savings initiatives | — | (277) | (277) | (76) | (201) | — |
| Nationwide protest impacts | — | 139 | 139 | 38 | 101 | — |
| Discrete tax items | — | — | — | 19,724 | (19,724) | (0.35) |
| **Non-GAAP Adjusted Results** | 427,414 | 83,426 | 80,266 | 22,832 | 57,434 | 1.03 |

[1] Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(4.3) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

16

# Reconciliation of Net Earnings Per Share to Non-GAAP Diluted Earnings Per Share

| (in thousands) | Gross Profit | Operating Profit | Earnings Before Income Taxes | Tax Expense | Net Earnings | Diluted Earnings per Share |
|---|---|---|---|---|---|---|
| | Twelve Months Ended December 31, 2021 | | | | | |
| **GAAP Results** | $ 2,235,012 | $ 280,539 | $ 194,304 | $ 59,364 | $ 134,940 | $2.02 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| Acima equity consideration vesting | — | 127,060 | 127,060 | — | 127,060 | 1.90 |
| Acima acquired assets depreciation and amortization (1) | (14,265) | 100,694 | 100,694 | 24,241 | 76,453 | 1.14 |
| Acima transaction costs | — | 17,680 | 17,680 | 4,256 | 13,424 | 0.20 |
| Legal settlement reserves | — | 17,500 | 17,500 | 4,213 | 13,287 | 0.20 |
| Acima integration costs | — | 10,305 | 10,305 | 2,481 | 7,824 | 0.12 |
| Hurricane impacts | — | 1,424 | 1,424 | 343 | 1,081 | 0.02 |
| Store closure costs | — | 531 | 531 | 128 | 403 | 0.01 |
| COVID-19 testing | — | 293 | 293 | 71 | 222 | — |
| State tax audit assessment reserves | — | 161 | 161 | 39 | 122 | — |
| Debt refinancing charges | — | — | 15,582 | 3,751 | 11,831 | 0.18 |
| Discrete income tax items | — | — | — | 14,316 | (14,316) | (0.22) |
| **Non-GAAP Adjusted Results** | 2,220,747 | 556,187 | 485,534 | 113,203 | 372,331 | 5.57 |

| (in thousands) | Gross Profit | Operating Profit | Earnings Before Income Taxes | Tax Expense | Net Earnings | Diluted Earnings per Share |
|---|---|---|---|---|---|---|
| | Twelve Months Ended December 31, 2020 | | | | | |
| **GAAP Results** | $ 1,672,152 | $ 237,336 | $ 222,779 | $ 14,664 | $ 208,115 | $3.73 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| California refranchise store sale | — | 16,600 | 16,600 | 4,430 | 12,170 | 0.22 |
| Legal settlement reserves | — | 7,900 | 7,900 | 2,108 | 5,792 | 0.10 |
| Acima transaction costs | — | 6,400 | 6,400 | 1,708 | 4,692 | 0.08 |
| Legal settlement | — | (2,800) | (2,800) | (747) | (2,053) | (0.04) |
| Store closure costs | — | 2,089 | 2,089 | 557 | 1,532 | 0.03 |
| Asset disposals | — | 1,804 | 1,804 | 481 | 1,323 | 0.02 |
| Cost savings initiatives | — | 1,583 | 1,583 | 422 | 1,161 | 0.02 |
| State tax audit assessment reserves | — | 1,225 | 1,225 | 327 | 898 | 0.02 |
| COVID-19 impacts | — | 1,153 | 1,153 | 308 | 845 | 0.02 |
| Nationwide protest impacts | | 942 | 942 | 251 | 691 | 0.01 |
| Insurance reimbursed proceeds | — | (341) | (341) | (91) | (250) | — |
| Discrete income tax items | — | — | — | 37,986 | (37,986) | (0.68) |
| **Non-GAAP Adjusted Results** | 1,672,152 | 273,891 | 259,334 | 62,404 | 196,930 | 3.53 |

[1] Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

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# Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and By Segment)

| (in thousands) | Three Months Ended December 31, 2021 | | | | | |
|---|---|---|---|---|---|---|
| | Rent-A-Center Business | Acima | Mexico | Franchising | Corporate | Consolidated |
| **GAAP Operating Profit (Loss)** | $ 91,869 | $ 31,699 | $ 1,199 | $ 4,826 | $ (92,764) | $ 36,829 |
| Plus: Amortization, Depreciation | 4,767 | 554 | 142 | 35 | 8,539 | 14,037 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| Acima equity consideration vesting | — | — | — | — | 33,940 | 33,940 |
| Acima acquired assets depreciation and amortization (1) | — | 24,983 | — | — | 3,972 | 28,955 |
| Legal settlement reserves | — | — | — | — | 6,750 | 6,750 |
| Acima integration costs | — | 1,318 | — | — | 1,097 | 2,415 |
| Hurricane impacts | 770 | — | — | — | — | 770 |
| Acima transaction costs | — | — | — | — | 344 | 344 |
| COVID-19 testing | 293 | — | — | — | — | 293 |
| Store closure costs | 71 | — | — | — | — | 71 |
| **Adjusted EBITDA** | 97,770 | 58,554 | 1,341 | 4,861 | (38,122) | 124,404 |

| (in thousands) | Three Months Ended December 31, 2020 | | | | | |
|---|---|---|---|---|---|---|
| | Rent-A-Center Business | Acima | Mexico | Franchising | Corporate | Consolidated |
| **GAAP Operating Profit (Loss)** | $ 80,354 | $ 17,319 | $ 2,055 | $ 3,876 | $ (48,965) | $ 54,639 |
| Plus: Amortization, Depreciation | 5,153 | 524 | 121 | 12 | 7,777 | 13,587 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| California refranchise store sale | 16,600 | — | — | — | — | 16,600 |
| Acima transaction Costs | — | — | — | — | 6,400 | 6,400 |
| Legal settlement reserves | — | — | — | — | 3,500 | 3,500 |
| Asset disposals | 6 | 4 | — | — | 1,269 | 1,279 |
| Store closure costs | 389 | — | 23 | — | — | 412 |
| State tax audit assessment reserves | — | 400 | — | — | — | 400 |
| COVID-19 impacts | 284 | — | — | — | 50 | 334 |
| Cost savings initiatives | (8) | 37 | — | — | (306) | (277) |
| Nationwide protest impacts | 139 | — | — | — | — | 139 |
| **Adjusted EBITDA** | 102,917 | 18,284 | 2,199 | 3,888 | (30,275) | 97,013 |

[1]Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(4.3) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

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# Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and By Segment)

| (in thousands) | Twelve Months Ended December 31, 2021 | | | | | |
|---|---|---|---|---|---|---|
| | Rent-A-Center Business | Acima | Mexico | Franchising | Corporate | Consolidated |
| **GAAP Operating Profit (Loss)** | $ 448,905 | $ 176,496 | $ 7,858 | $ 20,321 | $ (373,041) | $ 280,539 |
| Plus: Amortization, Depreciation | 18,588 | 2,122 | 511 | 93 | 33,516 | 54,830 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| Acima equity consideration vesting | — | — | — | — | 127,060 | 127,060 |
| Acima acquired assets depreciation and amortization (1) | — | 87,455 | — | — | 13,239 | 100,694 |
| Acima transaction costs | — | — | — | — | 17,680 | 17,680 |
| Legal settlement reserves | — | — | — | — | 17,500 | 17,500 |
| Acima integration costs | 14 | 6,849 | — | — | 3,442 | 10,305 |
| Hurricane impacts | 1,276 | 148 | — | — | — | 1,424 |
| Store closure costs | 528 | — | 3 | — | — | 531 |
| COVID-19 testing | 293 | — | — | — | — | 293 |
| State tax audit assessment reserves | — | — | — | — | 161 | 161 |
| **Adjusted EBITDA** | 469,604 | 273,070 | 8,372 | 20,414 | (160,443) | 611,017 |

| (in thousands) | Twelve Months Ended December 31, 2020 | | | | | |
|---|---|---|---|---|---|---|
| | Rent-A-Center Business | Acima | Mexico | Franchising | Corporate | Consolidated |
| **GAAP Operating Profit (Loss)** | $ 333,379 | $ 57,847 | $ 5,798 | $ 12,570 | $ (172,258) | $ 237,336 |
| Plus: Amortization, Depreciation | 19,912 | 2,066 | 413 | 40 | 34,227 | 56,658 |
| Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) | | | | | | |
| California refranchise store sale | 16,600 | - | - | - | - | 16,600 |
| Legal settlement reserves | - | - | - | - | 7,900 | 7,900 |
| Acima transaction costs | - | - | - | - | 6,400 | 6,400 |
| Legal settlement | - | - | - | - | (2,800) | (2,800) |
| Store closure costs | 2,052 | - | 37 | - | - | 2,089 |
| Asset disposals | 531 | 4 | - | - | 1,269 | 1,804 |
| Cost savings initiatives | 577 | 193 | - | - | 813 | 1,583 |
| State tax audit assessment reserves | 261 | 400 | - | - | 564 | 1,225 |
| COVID-19 impacts | 883 | 115 | - | - | 155 | 1,153 |
| Nationwide protest impacts | 942 | - | - | - | - | 942 |
| Insurance reimbursement proceeds | (341) | - | - | - | - | (341) |
| **Adjusted EBITDA** | 374,796 | 60,625 | 6,248 | 12,610 | (123,730) | 330,549 |

[1]Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

19

20 Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (in thousands) 2020 2020 Net cash provided by operating activities 66,094$ (59,724)$ 392,298$ 236,502$ Purchase of property assets (16,574)$ (11,988) (62,450) (34,545) Hurricane insurance recovery proceeds - - - 158 Free cash flow 49,520$ (71,712)$ 329,848$ 202,115$ Proceeds from sale of stores 1$ 14,281 4 14,477$ Acquisitions of businesses 14$ -$ 1,273,528 (700) Free cash flow including acquisitions and divesitures 49,535$ (57,431)$ (943,676)$ 215,892$ 2021 2021 Three Months Ended December 31, Twelve Months Ended December 31,